UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 29, 2020

BANCORP 34, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-37912	74-2819148
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

500 East 10th Street, Suite 100, Alamogordo, New Mexico		88310
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (575) 437-9334

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BCTF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 29, 2020, the Boards of Directors of Bancorp 34, Inc. (the “Company”) and Bank 34 appointed James Crotty as Co-President and Chief Executive Officer, and as a director of those entities, effective July 20, 2020.
Mr. Crotty, age 41, is a Director at Keefe, Bruyette & Woods, Inc. (“KBW”), where he has spent the last 16 years of his career.  He has advised community banks on a variety of strategic initiatives, with a primary focus on mergers and acquisitions, debt and equity capital raising (including mutual to stock conversions and initial public offerings), branch and asset purchases and divestitures as well as overall strategic planning initiatives.
In connection with this appointment, Jill Gutierrez, age 70, who currently serves as President and Chief Executive Officer of the Company and the Bank, has been appointed Co-President and Chief Executive Officer of each entity.
On June 30, 2020, the Company issued a press release announcing these appointments.  A copy of the press release is attached as exhibit 99.1 to this Current Report.
Item 9.01.        Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
     99.1         Press release dated June 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCORP 34, INC.

DATE: June 30, 2020	By:	/s/ Jill Gutierrez
Jill Gutierrez
President and Chief Executive Officer